SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 4, 2013
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2013, it was announced that Tint-It JSC acquired a license from Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of patented SPD-Smart light-control film technology. The non-exclusive license grants Tint-It the right to manufacture and sell SPD-Smart automotive and architectural products in Russia and the Russian Federation, which includes countries such as Armenia, Azerbaijan, Belarus, Estonia, Georgia, Kazakhstan, Kyrgyz Republic, Latvia, Lithuania, Moldova, Tajikistan, Turkmenistan, the Ukraine and Uzbekistan.

The license provides for a 15% royalty to Research Frontiers on sales of licensed SPD-Smart products including automotive sunroofs and side and rear window panes as well as architectural windows, doors, skylights and partitions. The minimum annual royalties and other fees and license terms were not disclosed.

SPD-Smart technology is the world's fastest-switching variably tintable dynamic glazing technology. It is the only smart glass technology that gives users the ability to instantly and precisely control the level of shading to any point between very dark and clear. This provides exceptional control over solar energy while also adding to user comfort and protecting interiors. Available in both glass and lightweight polycarbonate substrates, SPD-Smart products are laminated glazings that offer a distinctive combination of energy efficiency and security, can be controlled manually or automatically, and are available in custom sizes and fabrications for original equipment, new construction, replacement and retrofit projects. SPD-SmartGlass is currently being used in the automotive, architectural, aircraft and marine industries.

“SPD-SmartGlass offers a complete and unequaled combination of shading, privacy and energy management to our customers. Our network of 30 authorized dealers throughout Russia, Kazakhstan, and the Ukraine already has had a positive experience selling SPD-SmartGlass for the automotive market since 2011, and we are currently expanding this network to cover other areas of our region,” noted Vladislav Kravchenko, Development Director for Tint-It. “In addition to geographic expansion, we are also now expanding our product line to include SPD-SmartGlass for the architectural market. Because of the success and growing sales here, as we expand our business, it made sense to evolve from being a distributor of SPD-SmartGlass, to manufacturing it directly under license from Research Frontiers. In addition to our experience marketing, selling and installing SPD-SmartGlass, our affiliated group of companies has glass manufacturing experience with PDLC glass, as well as business units involved in residential and commercial construction. We see substantial sales potential in our region and look forward to continuing the expansion of our SPD-SmartGlass business as a direct licensee of Research Frontiers.”

Joseph M. Harary, President and CEO of Research Frontiers, commented: “We have received strong interest from the Russian market, and we welcome the team at Tint-It and its affiliated companies and dealer network to our family of licensees. We were impressed with their management, and the sales results and installation expertise that Tint-It has already achieved with our SPD-SmartGlass for the automotive aftermarket. We look forward to their continued growth and success in this market, as well as their emerging business in the architectural market for SPD-SmartGlass.”

The foregoing description of the license agreement with Tint-It JSC does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which is attached as Exhibit 10.56 to this Current Report on Form 8-K and incorporated herein by reference.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.56	License Agreement effective as of February 19, 2013 between Research Frontiers Incorporated and Tint-It JSC filed herewith with portions of this document omitted pursuant to the Registrant's request for confidential treatment and filed separately with the Securities and Exchange Commission, and incorporated herein by reference.

99.1	Research Frontiers Press Release dated March 4, 2013.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: March 4, 2013